UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2006

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2006, the Board of Directors of Autodesk, Inc. (“Autodesk” or the “Company”) approved an amendment (the “Amendment”) to certain stock option agreements (the “Applicable Agreements”) issued pursuant to any of the Company’s stock option plans where the optionee has terminated or may terminate his or her employment or service with the Company and whose outstanding options to purchase Company common stock would otherwise expire before, or within 30 days after, the Company again becomes current in its reporting obligations under the Securities Exchange Act of 1934. During such time that the Company is not current in its reporting obligations under the Securities Exchange Act of 1934, the Company has suspended the issuance and sale of shares of its common stock pursuant to its registration statements on Forms S-8 filed with the Securities and Exchange Commission. The Amendment provides that the post-termination exercise period set forth in the Applicable Agreements shall be extended such that the optionee may exercise his or her option until the later of (i) the expiration of the original post-termination exercise period or (ii) thirty days after the earliest date upon which the option may be exercised without violating applicable securities laws. However, in no event will the optionee be permitted to exercise his or her option later than the expiration of the term of the option. The foregoing is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, on September 18, 2006, the Board of Directors of the Company approved an amendment (the “ESPP Amendment”) to the Company’s 1998 Employee Qualified Stock Purchase Plan (the “ESPP”), in response to the Company’s temporary suspension of all contributions to and exercises and purchases under the ESPP while the Company is not current in its reporting obligations under the Securities Exchange Act of 1934. In general, the ESPP Amendment provides that, in the event the Company is not current in its reporting obligations under the Securities Exchange Act of 1934 prior to September 30, 2006:

•	Each eligible employee shall be automatically enrolled as a participant in the offering period commencing on October 1, 2006, subject to Section 3 of the ESPP (Eligibility), unless such employee elects not to participate in such offering period by filing a written statement declaring such election with the Company prior to the time of the automatic enrollment in the new offering period; and

•	Employees participating in the offering period commencing on October 1, 2006 may, to the extent it is administratively feasible and on terms and conditions prescribed by the Company, make a catch-up payment to their accounts under the ESPP for the lost payroll deductions attributable to the period of time, if any, beginning on October 1, 2006, and ending on the date the Company becomes current in its reporting obligations under the Securities Exchange Act of 1934.

The foregoing is qualified in its entirety by reference to the ESPP Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the ESPP, a copy of which is attached as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005, filed with the Securities and Exchange Commission on March 31, 2005.

In addition, on September 18, 2006, the Board of Directors of the Company approved a one-time cash bonus to non-executive employees currently enrolled in the ESPP. This cash bonus will be paid only in the event no purchase is made under the ESPP for the September 30, 2006 exercise date due to the fact that the Company is not current in its reporting obligations under the Securities Exchange Act of 1934 as of September 30, 2006. Each eligible employee’s cash bonus will be approximately equal to the difference between the price at which he or she would have purchased Autodesk shares through the ESPP and the closing price of Autodesk shares on October 2, 2006, plus 5 percent. Based upon the closing price of Autodesk shares on September 21, 2006, the aggregate amount of the cash bonus would be approximately $11 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Text of amendment to certain stock option agreements

10.2	Text of amendment to the Company’s 1998 Employee Qualified Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Vice President, General Counsel and Secretary

Date: September 22, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Text of amendment to certain stock option agreements

10.2	Text of amendment to the Company’s 1998 Employee Qualified Stock Purchase Plan